EXHIBIT 10.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT DATED AS OF APRIL 15, 2013 BETWEEN THERATECHNOLOGIES INC. AND COMPUTERSHARE TRUST COMPANY OF CANADA.

THIS FIRST AMENDMENT AGREEMENT is made as of the 13th day of May, 2013.

BETWEEN:	THERATECHNOLOGIES INC., a corporation existing under the laws of Québec; (the “Corporation”)

AND:	COMPUTERSHARE TRUST COMPANY OF CANADA, a trust corporation existing under the laws of Canada, as rights agent; (the “Rights Agent”)

WHICH PARTIES AGREE WITH EACH OTHER AND DECLARE AS FOLLOWS:

WHEREAS the Corporation and the Rights Agent have entered into an amended and restated shareholder rights plan agreement as of April 15, 2013 (the “Rights Plan”), which amended and restated a shareholder rights plan agreement dated as of February 10, 2012;

WHEREAS the parties wish to amend and to supplement the Rights Plan in order to remove the possibility for the Corporation to amend the Rights Plan before its approval by the shareholders of the Corporation at the shareholders’ meeting, scheduled to be held on May 24, 2013;

NOW, THEREFORE, THIS AGREEMENT WITHNESSETH THAT IN CONSIDERATION OF THE PREMISES AND AGREEMENTS HEREIN CONTAINED AND FOR OTHER GOOD AND VALULABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	DEFINITIONS

1.1	The capitalized words and expressions used in this Agreement, unless otherwise defined herein or unless there be something in the subject or the context inconsistent therewith, shall have the same meaning as that ascribed to them from time to time in the Rights Plan.

2.	AMENDMENTS TO THE RIGHTS PLAN

2.1	The Rights Plan is hereby amended as follows with effect as of and from the date of execution of these presents:

2.1.1	by the deletion of the following sentence in Section 6.5 of the Rights Plan:

“The Corporation may, prior to the due date of the shareholders’ meeting referred to in section 6.15, supplement, amend, vary, rescind or delete any of the provisions of this Agreement without the approval of any holders of Rights or Common Shares (whether or not such action would materially adversely affect the interest of the holders of Rights generally) where the Board of Directors acting in good faith deems such action necessary or desirable.”.

3.	INCORPORATION OF THE AGREEMENT

3.1	This Agreement is declared to be supplemental to the Rights Plan and is to form part of and shall have the same effect as if incorporated in the Rights Plan. All the provisions of the Rights Plan, unless they have been amended herein or unless they are inconsistent with the express terms hereof, shall apply to and have effect in connection with these presents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

THERATECHNOLOGIES INC.

(signed) Luc Tanguay
By: Luc Tanguay President and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

(signed) Martine Gauthier
By: Martine Gauthier (Authorized Officer)

(signed) Claire Girard
By: Claire Girard (Authorized Officer)